Exhibit 10.1


                          STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 17, 2002, by and among Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P. and Apollo (UK) Partners III, L.P. (collectively, the "Original Sponsors"), AP RES LLC, a Delaware limited liability company (the "Sponsor"), Cendant Corporation ("Cendant") and Cendant Real Estate Holdings Inc. ("Purchaser").

         WHEREAS, the Sponsor is the beneficial and record owner of 6,924,860.99 shares (the "Sponsor Shares") of NRT common stock, par value $0.01 per share, which represent all of the outstanding shares of common stock of NRT Incorporated ("NRT");

         WHEREAS, the Original Sponsors contributed the Sponsor Shares to the Sponsor, which is wholly owned by the Original Sponsors;

         WHEREAS, pursuant to a letter agreement, dated as of December 5, 2000 (the "Option Agreement"), by and among the Original Sponsors, NRT and Cendant, the Original Sponsors granted to Cendant the right and option (the "Option") to purchase all of the Sponsor Shares (which option is binding upon the Sponsor);

         WHEREAS, pursuant to the Option Agreement, NRT (or Cendant, on NRT's behalf) has the obligation to pay $166 million to the Original Sponsors (the "Additional True Up Amount") on the earlier of the date of the exercise of the Option or August 11, 2002;

         WHEREAS, the parties hereto deem it desirable and in their respective best interests to enter into this Agreement to provide for the acquisition of the Sponsor Shares by Purchaser in exchange for shares of CD common stock, par value $0.01 per share, of Cendant ("Cendant Common Stock"), on the terms and subject to the conditions set forth herein;

         WHEREAS, the parties intend for the terms and provisions of this Agreement to supercede and replace the obligations of Cendant and NRT under the Option Agreement and the Amended and Restated Stockholders Agreement, dated as of September 30, 1999, by and among NRT, Apollo Management, L.P., the Original Sponsors and Cendant (the "Stockholders Agreement"); and

         WHEREAS, concurrently with the execution of this Agreement, Cendant and the Sponsor are entering into a Registration Rights Agreement (the "Registration Rights Agreement") with respect to the Cendant Common Stock issuable pursuant to this Agreement;

         NOW THEREFORE, the parties hereto hereby agree as follows:

         1. Acquisition of the Sponsor Shares.

         (a) At the Closing, (i) the Sponsor shall sell, assign, transfer and convey to Purchaser, without representation or warranty (other than as expressly provided herein), all of its right, title and interest in and to the Sponsor Shares, free and clear of all Liens (as defined below), other than Liens imposed as a result of actions by NRT, Purchaser or their affiliates (provided that the Sponsor and its affiliates shall not be deemed to be affiliates of NRT, Purchaser or their affiliates), and (ii) Purchaser shall sell, assign, transfer and convey to the Sponsor, without representation or warranty (other than as expressly provided herein), an aggregate number of shares of Cendant Common Stock (the "Closing Cendant Shares") equal to the quotient (rounded up to the nearest whole number) obtained by dividing (x) $186 million by (y) the Cendant Closing Price (as defined below), free and clear of all Liens, other than Liens imposed as a result of actions by the Original Sponsors, the Sponsor or their affiliates (provided that NRT, Purchaser or their affiliates shall not be deemed to be affiliates of the Sponsor and its affiliates). For purposes of this Agreement, the "Cendant Closing Price" shall mean the closing price per share of Cendant Common Stock on the New York Stock Exchange (the "NYSE") Composite Transaction Tape, as reported in the Wall Street Journal (Northeast Edition), absent manifest error, on the trading day immediately preceding the Closing Date.

         (b) At the Closing, (i) the Sponsor shall deliver to Purchaser (A) stock certificates representing the Sponsor Shares, duly endorsed for transfer or accompanied by stock powers so duly endorsed, (B) evidence reasonably satisfactory to Purchaser that Bear, Stearns & Co. Inc.'s participation in the Sponsor Shares will be terminated in full at and as of the Closing (and a statement in the form of Exhibit A hereto, executed by Bear, Stearns & Co. Inc., shall be deemed to be reasonably acceptable to Purchaser), and (C) a certificate in form and substance reasonably satisfactory to Purchaser and duly executed by the Sponsor certifying all facts necessary to exempt the transactions contemplated hereby from withholding pursuant to the Foreign Investment in Real Property Act and
(ii) Purchaser shall deliver to the Sponsor certificates representing the Closing Cendant Shares registered in the names of the Sponsor in accordance with written instructions of the Sponsor delivered to Purchaser prior to the Closing Date.

         (c) On or prior to the Closing Date, Purchaser and the Sponsor shall open a brokerage account (the "Brokerage Account") with a broker selected by Purchaser in its sole discretion (the "Broker") and reasonably acceptable to the Sponsor in terms of financial strength and national reputation. Subject to the penultimate sentence of this paragraph, the Brokerage Account shall provide Purchaser with the sole ability, in its sole discretion, to sell, or cause to be sold, any shares of Cendant Common Stock placed therein. The Closing Cendant Shares shall be deposited in the Brokerage Account on the Closing Date in the name of and for the account of the Sponsor. From and after the date on which the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission (the "SEC"), Purchaser shall from time to time cause the sale of the Closing Cendant Shares on behalf of the Sponsor and shall use its reasonable efforts to cause the sale of all of the Closing Cendant Shares to be completed no later than the later of (i) the Payout Date or (ii) 30 days following the effectiveness date of the Shelf Registration Statement (the later of such dates being referred to as the "End Date"); provided, however, that if within 30 days after the Shelf Registration Statement is declared effective, the Shelf Registration Statement shall become subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, the date referred to in this clause (ii) shall be delayed until the date on which the Shelf Registration Statement shall have been effective for an aggregate of 30 days. Upon the settlement of each such sale, the Broker will immediately remit, by wire transfer of immediately available funds, the Proceeds (as defined below) of such sale up to an aggregate of $186 million to such account or accounts specified by the Sponsor. If five business days after the Payout Date, Purchaser shall be in default of its obligations under Section 2(g) hereof, the Sponsor shall have the sole ability, in its sole discretion, to sell or cause to be sold at prevailing market prices, after giving effect to appropriate discounts (if any) for block trades and restrictions on transfers, any Cendant Common Stock, in one or a series of transactions, still remaining in the Brokerage Account. For purposes hereof, "Payout Date" shall mean June 28, 2002 or, in the event the Shelf Registration Statement is reviewed by the SEC prior to it being declared effective, August 11, 2002.

         (d) If the aggregate Proceeds from the sale of all of the Closing Cendant Shares equal or exceed $186 million, Purchaser and the Sponsor shall instruct the Broker, on the settlement date following the final sale of the Closing Cendant Shares (the "Determination Date"), to pay $186 million of the Proceeds to the Sponsor and the remaining amounts (if any) in the Brokerage Account to Cendant. As used in this Agreement, the "Proceeds" from any sale of Cendant Common Stock on behalf of the Sponsor hereunder shall be equal to the cash proceeds from such sale, net of all underwriters', sale or brokers' commissions and discounts incurred in connection with such sale.

         (e) If the Proceeds from the sale of all of the Closing Cendant Shares are less than $186 million (the difference between $186 million and the Proceeds from the sale of all of the Closing Cendant Shares being referred to as the "Adjustment Amount"), Purchaser shall pay to the Sponsor the Adjustment Amount. The Adjustment Amount shall be payable, at Purchaser's option (the exercise of which shall be set forth in a written notice to the Sponsor delivered on the first business day following the Determination Date), (i) by wire transfer in immediately available funds or
(ii) by delivery to the Brokerage Account on behalf of the Sponsor of a number of additional shares of Cendant Common Stock (the "Additional Cendant Shares"), the Proceeds of which shall be equal to or exceed the Adjustment Amount. Purchaser shall cause the Additional Cendant Shares to be sold on behalf of the Sponsor as soon as practicable following the Determination Date. If the aggregate Proceeds from the sale of all of the Additional Cendant Shares equal or exceed the Adjustment Amount, Purchaser and the Sponsor shall instruct the Broker, on the settlement date following the final sale of the Additional Cendant Shares, to pay the Adjustment Amount to the Sponsor and the remaining amounts (if any) in the Brokerage Account to Purchaser. If the aggregate Proceeds from the sale of the Additional Cendant Shares do not equal or exceed the Adjustment Amount, Purchaser or Cendant shall promptly following the settlement date of the sale of the Additional Cendant Shares either pay to the Sponsor by wire transfer of immediately available funds such difference or continue to deposit additional Cendant Shares into the Brokerage Account (which shares shall also constitute Additional Cendant Shares) until the Sponsor shall have received an aggregate of $186 million in Proceeds or cash payments hereunder. The parties hereto shall treat any payments made to the Sponsor or Purchaser, as the case may be, pursuant to this Section 1(e) as a purchase price adjustment for all tax purposes.

         (f) Purchaser shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration payable to Sponsor hereunder such amounts as are required to be deducted or withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of applicable state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

         (g) Notwithstanding the foregoing, if by the Payout Date, the Sponsor has not received the aggregate of $186 million in Proceeds or cash payments from Purchaser under this Section 1, then Purchaser and Cendant, jointly and severally, shall be obligated to pay to the Sponsor, no later than the Payout Date, an amount in cash by wire transfer of immediately available funds equal to the difference between (i) $186 million and (ii) the aggregate Proceeds from the Brokerage Account received by the Sponsor plus any cash payments to the Sponsor made previously by Purchaser or Cendant pursuant to this Section 1. In the event of default by Purchaser such that the Sponsor shall not have received $186 million by the Payout Date, in addition to any other remedies that the Sponsor may have at law or in equity, Purchaser and Cendant, jointly and severally, shall be obligated to pay damages to the Sponsor in the form of interest on any unpaid amounts at the rate of 8% per annum from August 11, 2002 until such unpaid amounts have been paid in full.

         (h) If paragraph (g) above is applicable, upon payment in full by Cendant of its obligations under paragraph (g), any remaining Cendant shares in the Brokerage Account shall be transferred to Cendant.

         2. Closing. The closing (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036.

         3. Representations and Warranties of the Sponsor. Each of the Original Sponsors and the Sponsor (collectively, the "Sponsors") jointly and severally represents and warrants to Cendant and Purchaser as of the date hereof as follows:

         (a) Authorization. Each of the Sponsor and the Original Sponsors has all requisite power and authority to execute and deliver this Agreement and the Registration Rights Agreement and consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the Sponsor and the Original Sponsor of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authored by all requisite action by each of the Sponsor and the Original Sponsor. This Agreement and the Registration Rights Agreement have been duly executed and delivered by each of the Sponsor and the Original Sponsor and, assuming due execution by Cendant and Purchaser (as applicable), each of this Agreement and the Registration Rights Agreement constitutes a valid and binding obligation of each of the Sponsor and the Original Sponsor, enforceable against each of the Sponsor and the Original Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws and subject to general principles of equity.

         (b) Experience; Access to Information. The Sponsor is an accredited investor within the meaning of Regulation D promulgated by the SEC and, by virtue of its experience in evaluating and investing in private placement transactions of securities in companies similar to Cendant, the Sponsor is capable of evaluating the merits and risks of its investment in Cendant, and has the capacity to protect its own interests. The Sponsor acknowledges that Cendant and Purchaser do not make any representation or warranty as to the future profitability, success or business prospects of Cendant.

         (c) Investment. The Sponsor is acquiring the Closing Cendant Shares and the Additional Cendant Shares (if any) for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof, except pursuant to an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") or any applicable exemption therefrom. The Sponsor understands that the Closing Cendant Shares and the Additional Cendant Shares (if any) to be acquired by it have not been registered under the Securities Act, or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each of the Sponsor's representations as expressed herein.

         (d) Ownership of Shares. The Sponsor is the beneficial and record owner of 6,924,860.99 shares of NRT common stock, par value $0.01 per share, which shares constitute all of the outstanding common stock of NRT. The only members of the Sponsor are the Original Sponsors and the sole Manager of the Sponsor is Apollo Management, L.P.

         (e) Valid Title. The Sponsor has valid title to the Sponsor Shares and there are no liens, claims, security interests, encumbrances, restrictions on transfer or voting (other than restrictions imposed under federal or state securities laws or the Stockholders Agreement) (collectively, "Liens") in respect of the Sponsor Shares. Delivery of the Sponsor Shares to Cendant on the terms set forth herein shall convey valid title to Cendant of all of the Sponsor Shares free and clear of all Liens, other than those Liens created by Cendant or their affiliates (provided that the Sponsor and its affiliates shall not be deemed to be affiliates of Cendant or its affiliates).

         (f) No Additional Representations. The representations and warranties set forth in this Section 3 are the only representations and warranties made by the Sponsor. Except as specifically set forth herein, all warranties, express or implied, are hereby disclaimed and excluded, including warranties of merchantability and fitness for a particular purpose. In no event shall the Sponsor be liable for special, incidental or consequential damages.

         4. Representations and Warranties of Cendant and Purchaser. Cendant and Purchaser represent and warrant to each of the Sponsor as of the date hereof as follows:

         (a) Authorization. Cendant and Purchaser have all requisite power and authority to execute and deliver this Agreement and, in the case of Cendant, the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Cendant and Purchaser of this Agreement and, in the case of Cendant, the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action by such parties. This Agreement and the Registration Rights Agreement have been duly executed and delivered by Cendant and Purchaser (as applicable) and, assuming due execution by each of the Sponsor and the Original Sponsor, each of this Agreement and the Registration Rights Agreement constitutes a valid and binding obligation of Cendant and Purchaser (as applicable), enforceable against Cendant and Purchaser (as applicable) in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws and subject to general principles of equity.

         (b) Experience; Access to Information. Purchaser is an accredited investor within the meaning of Regulation D promulgated by the SEC and, by virtue of its experience in evaluating and investing in private placement transactions of securities in companies similar to NRT, Purchaser is capable of evaluating the merits and risks of its investment in NRT, and has the capacity to protect its own interests. Purchaser and Cendant acknowledge that the Sponsor does not make any representation or warranty as to the future profitability, success or business prospects of NRT.

         (c) Investment. Purchaser is acquiring the Sponsor Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof, except pursuant to an effective registration statement pursuant to the Securities Act or an applicable exemption therefrom. Purchaser understands that the Sponsor Shares to be acquired by it have not been registered under the Securities Act, or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein.

         (d) Issuance. The issuance, sale and delivery of the Closing Cendant Shares and the Additional Closing Shares (if any) have been duly authorized by all requisite action of Cendant, and when issued, sold and delivered in accordance with this Agreement, such Closing Cendant Shares and Additional Closing Shares (if any) will be validly issued and outstanding, fully paid and non-assessable, and free and clear of all Liens, other than those Liens created by the Sponsor or its affiliates (provided that Cendant and its affiliates shall not be deemed to be affiliates of the Sponsor or its affiliates).

         (e) No Additional Representations. The representations and warranties set forth in this Section 4 are the only representations and warranties made by Purchaser and Cendant. Except as specifically set forth herein, all warranties, express or implied, are hereby disclaimed and excluded, including warranties of merchantability an fitness for a particular purpose. Neither Purchaser nor Cendant shall be liable for special, incidental or consequential damages.

         5. Restrictions on Transfer of Cendant Common Stock. The Sponsor agrees that, prior to the earlier of the Payout Date or the End Date, it will not, without the prior written consent of Purchaser, (a) offer for sale, sell, contract to sell, pledge, grant any option to purchase, grant a security interest in or otherwise encumber or directly or indirectly otherwise dispose of, any of the Closing Cendant Shares or the Additional Cendant Shares (if any) or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Closing Cendant Shares or the Additional Cendant Shares (if any).

         6. Stop Transfer Orders, Legends. The stock certificates representing the Closing Cendant Shares and the Additional Cendant Shares (if any) shall bear the following legend (in addition to any legend required under applicable state securities laws), and shall be subject to a stop transfer order in accordance with therewith:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS CENDANT CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

         7. Public Announcements. Purchaser, Cendant, the Sponsor and the Original Sponsors hereby covenant and agree to consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement or disclosure with respect to the transactions contemplated by this Agreement.

         8. Termination of Certain Agreements. Effective at the Closing, the Option Agreement shall terminate and be of no further force or effect, except for the obligations of NRT and Cendant under Section 2 of the Option Agreement, which shall terminate upon the fulfillment of all of Cendant's or Purchaser's obligations under Section 1 hereof. Effective at the Closing, the parties and NRT will enter into a letter agreement in the form attached hereto as Exhibit B which shall terminate the Stockholders Agreement, except for the Sponsors' obligations under Section 5.4 of the Stockholders Agreement, and all of the Sponsors' and Apollo Management, L.P.'s rights and obligations under the Amended and Restated Acquisition Cooperation Agreement, dated September 30, 1999, by and among NRT, Cendant, the Original Sponsors and Apollo Management, L.P.

         9. Miscellaneous.

         (a) Governing Law. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

         (b) Notices. Any notice required or permitted by this Agreement must be in writing and must be sent by facsimile, by nationally recognized commercial overnight courier, or mailed by United States registered or certified mail, addressed to the other party at the address below or to such other address for notice (or facsimile number, in the case of a notice by facsimile) as a party gives the other party written notice of in accordance with this Section 9(b). Any such notice will effective as of the date of receipt.

         (i)  If to Cendant or Purchaser, such notice shall be sent to:

                Cendant Corporation
                9 West 57th Street
                37th Floor
                New York, New York 10019
                Fax:  (212) 413-1922
                Attention: Eric J. Bock
                           Senior Vice President, Legal

         with a copy to:

                Skadden, Arps, Slate, Meagher & Flom LLP
                Four Times Square
                New York, New York  10036
                Fax:  (212) 735-2000
                Attention:  Stephen F. Arcano

         (ii) If to any of the Sponsor or the Original Sponsors, such notice shall be sent to:

                AP RES LLC
                c/o Apollo Management, L.P.
                1301 Avenue of the Americas, 38th Floor
                New York, NY 10019
                Fax:
                Attention: Josh Harris

         with a copy to:

                Latham & Watkins
                885 Third Avenue
                New York, New York 10028
                Fax:
                Attention: Raymond Y. Lin

         (c) Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of New York or Federal court of the United States of America sitting in the State of New York, and any appellate court from any such courts, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court of the State of New York or, to the extent permitted by law, in any such Federal court. Each of the parties agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section ) (or to such other address for notice that such party has given the other party written notice of in accordance with
Section 9(b)) shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT OF THE STATE OF NEW YORK OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         (d) Counterparts. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together when delivered shall constitute one and the same agreement.

         (e) Complete Agreement. This Agreement and the instruments or agreements referred to herein contains the complete agreement among the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral which may have related to the subject matter hereof in any way.

         (f) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         (g) Amendments. This Agreement may only be amended in a writing executed by each of the parties hereto.

         (h) Expenses. All reasonable out-of-pocket expenses of the parties hereto, including legal fees, of Cendant, the Purchaser and the Sponsors (in the case of the Sponsors not in excess of $50,000) in connection with the negotiation, drafting, review or implementation of this Agreement or the Registration Rights Agreement shall be borne by NRT.



                             [End of Document]




         IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Agreement on the date first written above.



CENDANT CORPORATION                        APOLLO INVESTMENT FUND III, L.P.
                                           By:  Apollo Advisors II, L.P., its General Partner
By: /s/ Eric J. Bock                       By:  Apollo Capital Management II, Inc., its General Partner
    ------------------------------
    Name: Eric J. Bock                     By: /s/ Josh Harris
    Title: Senior Vice President &             ----------------------------------
           Corporate Secretary                 Name: Josh Harris
                                               Title: Vice President


CENDANT REAL                               APOLLO OVERSEAS PARTNERS III, L.P.
ESTATE HOLDINGS INC.                       By:  Apollo Advisors II, L.P., its General Partner
                                           By:  Apollo Capital Management II, Inc., its General Partner
By: /s/ Eric J. Bock
    ------------------------------         By: /s/ Josh Harris
    Name: Eric J. Bock                         ----------------------------------
    Title: Senior Vice President &             Name: Josh Harris
           Corporate Secretary                 Title: Vice President


                                           APOLLO (UK) PARTNERS III, L.P.
                                           By:  Apollo Advisors II, L.P., its General Partner
                                           By:  Apollo Capital Management II, Inc., its General Partner

                                           By: /s/ Josh Harris
                                               ----------------------------------
                                               Name: Josh Harris
                                               Title: Vice President


                                          AP RES LLC
                                          By:  Apollo Management, L.P, its Manager
                                          By:  AIF III Management, Inc., its General Partner

                                          By:  /s/ Josh Harris
                                              -----------------------------------
                                              Name: Josh Harris
                                              Title: Vice President




                                                                   Exhibit A

         Bear, Stearns & Co. Inc. hereby acknowledges that upon the Closing of the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated April 17, 2002, by and among Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo (UK) Partners III, L.P., AP RES LLC (the "Sponsor"), Cendant Corporation ("Cendant") and Cendant Real Estate Holdings Inc. (the "Purchaser"), it will not have any continuing interest or claims to the Sponsor Shares (as defined in the Stock Purchase Agreement) and its claim or interest under the Participation Agreement, dated August 11, 1997, will be only to a portion of the Proceeds (as defined in the Stock Purchase Agreement) or cash received by the Sponsor in accordance with the terms of the Participation Agreement.

                                                     Bear, Stearns & Co. Inc.

                                                     By:   ___________________






                                                                   Exhibit B


                            CENDANT CORPORATION
                             9 West 57th Street
                             New York, NY 10019


                                                     April 17, 2002

Apollo Investment Fund III, L.P.
Apollo Overseas Partners III, L.P.
Apollo (UK) Partners III, L.P.
AP RES LLC
c/o Apollo Management, L.P.
1301 Avenue of the Americas, 38th Floor
New York, NY 10019

                         Re: Termination of Certain Agreements
                             Relating to NRT Incorporated
                             ---------------------------------

Gentlemen:

         Reference is made to the Amended and Restated Stockholders Agreement (the "Stockholders Agreement"), dated as of September 30, 1999, by and among Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P. and Apollo (UK) Partners III, L.P. (collectively, the "Sponsors"), Apollo Management, L.P., NRT Incorporated ("NRT") and Cendant Corporation ("Cendant"). The parties hereto agree that upon the Closing (as such term is defined in the Stock Purchase Agreement, executed on the date hereof, by and among the Sponsors, AP RES LLC, NRT, Cendant and Cendant Real Estate Holdings Inc.), the Stockholders Agreement shall be terminated and be of no further force or effect, except for the Sponsors' obligations under Section 5.4 of the Stockholders Agreement.

         Reference is also made to the Amended and Restated Acquisition Cooperation Agreement ("Acquisition Cooperation Agreement"), dated September 30, 1999, by and among the Sponsors, Apollo Management, L.P., NRT and Cendant. The parties hereto agree that upon the Closing, all of the Sponsors' and Apollo Management, L.P.'s rights and obligations under the Acquisition Cooperation Agreement shall be terminated and be of no further force or effect.


         IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Agreement on the date first written above.


  CENDANT CORPORATION                             APOLLO INVESTMENT FUND III,
                                                  L.P.
  By:__________________________                   By:  Apollo Advisors II, L.P., its General Partner
     Name: Eric J. Bock                           By:  Apollo Capital Management II, Inc., its General Partner
     Title: Senior Vice President &
            Corporate Secretary
                                                  By: __________________________
                                                      Name: Josh Harris
                                                      Title: Vice President


  NRT INCORPORATED                                APOLLO OVERSEAS PARTNERS III, L.P.

  By: ________________________                    By:  Apollo Advisors II, L.P., its General Partner
        Name:                                     By:  Apollo Capital Management II, Inc., its General Partner
        Title:

                                                  By: __________________________
                                                       Name: Josh Harris
                                                       Title: Vice President


  AP RES LLC                                      APOLLO (UK) PARTNERS III, L.P.
  By: Apollo Management, L.P, its                 By:  Apollo Advisors II, L.P., its General Partner
        Manager                                   By:  Apollo Capital Management II, Inc., its General Partner
  By: AIF III Management, Inc., its
         General Partner
                                                  By: __________________________
  By: ________________________                        Name: Josh Harris
        Name: Josh Harris                             Title: Vice President
        Title: Vice President


                                                  APOLLO MANAGEMENT, L.P.

                                                  By: __________________________
                                                      Name: Josh Harris
                                                      Title: Vice President